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                                                                    Exhibit 10.1

                                  ON2.COM INC.
                              375 Greenwich Street
                            New York, New York 10013

                                 April 17, 2000

Mr. Douglas McIntyre
One Fresh Meadow Lane
Darien, CT 06820

                            Re: Employment Agreement
                                ---------------------

Dear Doug:

    The following, when fully executed, shall constitute the employment agreement (the "Agreement") between you (the "Executive") and us (the "Company"). Certain capitalized terms used in this Agreement shall, unless defined elsewhere in this Agreement, have the respective meanings set forth in
Section 17:

    1. EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT. Beginning on April 17, 2000 (the "Commencement Date") and during the Term, the Company will employ the Executive as, and the Executive will be employed to render services to the Company as, its Chief Executive Officer and as the Chief Executive Officer of the Company's subsidiary, The Duck Corporation. The Executive shall report directly to the Company's Board of Directors (the "Board") and shall be the senior executive officer in the Company. The Executive hereby accepts his employment commencing on the Commencement Date and will render his services to the Company conscientiously, loyally, competently and to the best of his talents and abilities on a full-time basis throughout the Term in accordance with the reasonable direction and control of the Board.

    2. EXECUTIVE'S DUTIES.

         (a) The Executive's duties shall include those services customarily rendered by the senior executive responsible for the overall management and operation of Internet technology companies, together with such other duties and services as may reasonably be assigned to him from time to time by the Board in the conduct of the business of the Company, its subsidiaries and its other ventures.

         (b) The Executive's services shall be rendered primarily at the Company's offices in New York, New York and at such other locations as the Company may request consistent with its reasonable business needs.

    3. EXCLUSIVITY. During the Term, the Executive shall devote substantially all of his business time, skill and energies exclusively to the business of the Company, its subsidiaries and its ventures, and the Executive will not perform business-related services of any nature for any individual or entity other than the Company, its subsidiaries and its ventures without the prior written consent of the Board; PROVIDED, that such prior written consent will not be withheld if the proposed activity shall not interfere with the performance of the Executive's services under this Agreement. Notwithstanding the foregoing, the Executive shall be entitled during the term of this Agreement to participate in civic and charitable activities as long as such activities (i) do not interfere with the performance of his services under this Agreement and (ii) do not present a conflict of interest or the appearance of a conflict of interest.

    4. TERM. Subject to the terms and conditions of Section 8, the term of the Executive's employment under this Agreement commences on the Commencement Date and expires at 5:00 PM New York City time on the day immediately prior to the fourth anniversary of the Commencement Date. The period of time described in the preceding sentence is referred to in this Agreement as the "Term."

    5. COMPENSATION.

         (a) During the Term, the Executive shall receive salary compensation (the "Base Salary") from the Company, in payment for all of his services under this Agreement and all rights granted in this Agreement, payable at the rate of $375,000 for each year of the Term. All payments of Base Salary shall be subject to required and authorized payroll deductions and shall be made in accordance with the then standard payroll practices of the Company.

         (b) During the Term, the Executive shall be entitled to receive bonus compensation (the "Bonus") as follows:

              (i) for the first Calendar Year the Bonus will be $250,000 and will be paid in equal monthly installments at the end of each month (commencing in May) remaining during 2000; and

              (ii) the Bonus for Calendar Year 2001 and for each subsequent full Calendar Year of the Term will be targeted at $250,000 contingent upon the Company's attainment of goals agreed to in advance in writing by the Board and the Executive. The amount of the Bonus shall be increased or decreased, at the Board's discretion, if the Company's performance is better than or is less than the agreed-upon goals. The Company and the Executive will use their respective best efforts to agree to such goals for Calendar Year 2001 and each succeeding Calendar Year of the Term by December 1 of the preceding year. In the absence of any such agreement, the goals for such year shall be [135]% of the goals for the immediately preceding Calendar Year.

         (c) The Company shall pay or reimburse the Executive for all reasonable expenses related to its business actually incurred or paid by the Executive in the performance of his duties under this Agreement upon presentation of accountings, expense statements, vouchers


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or such other supporting information in such form and detail as the
Company may reasonably require or as the Internal Revenue Service requires.

    6. STOCK OPTION INCENTIVE. The Company hereby confirms the grant to the Executive of Options to purchase 1,200,000 shares of Common Stock under its 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "Stock Plan") with an exercise price of $12.1875 per share, which options shall vest and become exercisable in accordance with the terms and conditions of a stock option award agreement (the "Stock Option Award Agreement") substantially in the form of Exhibit A attached to this Agreement. The Company represents and warrants that the shares covered by the Stock Option Award Agreement have been registered with the Securities and Exchange Commission ("SEC") so as to be fully tradable, upon the due issuance thereof, subject to the rules and regulations of the SEC applicable to the Executive.

    7. EMPLOYEE BENEFITS.

         (a) During the Term, the Executive shall be entitled to participate in such group health, retirement, profit sharing, 401(k) and other benefits programs or plans which are available to other senior executives of the Company on the same basis as other senior management, subject to the policies of the Company with respect to all of such programs or plans; PROVIDED, that, except as expressly set forth in this Agreement, the Company shall not be obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof.

         (b) During the Term, the Executive shall be entitled to three weeks' paid vacation per Calendar Year to be scheduled at mutually agreeable times and to be taken and accrued on the same basis as other senior executives of the Company.

         (c) Travel (and related services) by the Executive in the performance of his duties under this Agreement shall be at the Company's expense in accordance with the Company's policies in effect for senior executives of the Company.

    8. EARLY TERMINATION.

         (a) Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment prior to the expiration of the Term for Cause. If the Company terminates the Executive's employment prior to the expiration of the Term for Cause, or if the Executive voluntarily terminates his services at any time during the Term (other than for Good Reason), the Company's obligations to pay compensation under Section 5 shall cease forthwith, except that the Company will pay the Executive, within 30 days from the date of termination of his employment, in full and complete satisfaction of all of the Company's obligations under this Agreement, (i) the Base Salary and reimbursable expenses accrued (but unpaid) to the date of termination, (ii) any amount of the Bonus that has become payable with respect to a completed Calendar Year but has not been paid to the Executive; and (iii) any accrued but unused vacation days paid at the rate set forth in Section 7(b). The Stock Option Award Agreement sets forth the respective rights of the Executive and the Company with respect


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to the stock options referred to therein upon termination of the Executive's employment for Cause and upon the Executive's voluntary termination of his employment (other than for Good Reason).

         (b) If the Executive dies during the Term, the Company's obligations to pay compensation under Section 5 shall cease forthwith upon the date of death, except that the Company will pay the Executive's legal representative(s), within 30 days of his (their) appointment, in full and complete satisfaction of all of the Company's obligations under this Agreement, (i) the Base Salary and reimbursable expenses accrued (but unpaid) to the date of the Executive's death;
(ii) any amount of the Bonus that has become payable with respect to a completed Calendar Year but has not been paid to the Executive; and (iii) any accrued but unused vacation days paid at the rate set forth in Section 7(b). The Stock Option Award Agreement sets forth the respective rights of the Executive and the Company with respect to the stock options referred to therein upon the Executive's death.

         (c) If, as a result of the Executive's disability or incapacity due to physical illness or condition, or mental illness during the Term, the Executive is unable to perform his duties hereunder for a consecutive twenty-six calendar week period, or for an aggregate period of forty calendar weeks during any twelve months (or such longer period as may be required to comply with the Family Leave Act or other applicable law), the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this Agreement. If the Executive is terminated pursuant to this Section 7(c), the Company's obligations to pay compensation under Section 5 shall cease on the 30th day after the date of such notice, except that the Company will pay to the Executive on or before the 30th such day, in full and complete satisfaction of all of the Company's obligations under this Agreement, (i) the Base Salary and reimbursable expenses accrued (but unpaid) to the date of such notice or termination of the Executive's employment; (ii) any amount of the Bonus that has become payable with respect to a completed Calendar Year but has not been paid to the Executive; and (iii) any accrued but unused vacation days paid at the rate set forth in Section 7(b). The Stock Option Award Agreement sets forth the rights of the Executive and the Company with respect to the stock options referred to therein upon the Executive's disability or incapacity.

         (d) If the Company terminates the Executive's employment without Cause, the Company's obligations under this Agreement to pay further compensation under
Section 5 shall cease forthwith, except that the Company shall pay the
Executive:

              (i) the Base Salary during the period of the Term that remains after giving effect to such termination, paid at the rate of 100% of the Base Salary for the first twelve months after such termination (or for the remaining period of the Term if the remaining period is less than twelve months) and paid at the rate of 50% of the Base Salary during any remaining period of the Term in excess of twelve months;

              (ii) any amount of the Bonus that has become payable with respect to a completed Calendar Year but has not been paid to the Executive;


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              (iii) the Board's good faith estimate of the amount of the Bonus that would become payable for the Calendar Year in which such termination occurs, based upon the goals agreed to by the Company and the Executive for such Calendar Year:

              (iv) an amount equal to all reimbursable expenses accrued (but unpaid) to the date of termination (subject to submission by the Executive of all documentation required under Section 5(c) hereof); and

              (v) any accrued but unused vacation days paid at the rate set forth in Section 7(b);

PROVIDED, that payments of the Base Salary or the Bonus (if any) shall not be accelerated and shall remain payable as otherwise provided in this Agreement. Notwithstanding the foregoing, at all times after termination the Executive shall have the affirmative duty to seek other employment of comparable stature and with comparable base compensation to mitigate his right to payment, and the foregoing payments of the Base Salary and the Bonus shall decrease if and to the extent that the Executive obtains other employment or provides his services as a consultant by the amount of compensation payable thereunder in respect of services [provided to or] provided by the Executive during the time period prior to the termination of the Term (without giving effect to early termination). In addition, subject to his not becoming eligible to receive similar benefits elsewhere on similar terms, for the period of the Term that remains, the Company shall maintain in effect all employee benefits (excluding any incentive compensation program) to which the Executive was entitled at any time during the six months preceding such termination. The Stock Option Award Agreement sets forth the rights of the Executive and the Company with respect to the stock options referred to therein upon termination of the Executive's employment without Cause. The provisions of this Section 8(d) are the exclusive provisions that will apply if a court, arbitrator or administrative agency should determine that the Company's termination of the Executive's employment was without Cause or was by reason of a material breach by the Company of any of its material obligations under this Agreement.

    (e) If the Executive terminates his employment for Good Reason, the Company's obligations to pay further compensation under Section 5 shall cease forthwith, except that the Company shall pay the Executive:

              (i) all Base Salary for the period of the Term that remains;

              (ii) any amount of the Bonus that has become payable with respect to a completed Calendar Year but has not been paid to the Executive;

              (iii) the Board's good faith estimate of the amount of the Bonus that would become payable for the Calendar Year in which such termination occurs, based upon the goals agreed to by the Company and the Executive for such Calendar Year:


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

              (iv) an amount equal to all reimbursable expenses accrued (but unpaid) to the date of termination (subject to submission by the Executive of all documents required under Section 5(c); and

              (v) any accrued but unused vacation days paid at the rate set forth in Section 7(b);

PROVIDED, that payments of the Base Salary or the Bonus (if any) shall not be accelerated and shall remain payable as otherwise provided in this Agreement. Notwithstanding the foregoing, at all times after termination the Executive shall have the affirmative duty to seek other employment of comparable stature and with comparable base compensation to mitigate his right to payment, and the foregoing payments of the Base Salary and the Bonus shall decrease if and to the extent that the Executive obtains other employment or provides his services as a consultant by the amount of compensation payable thereunder in respect of services provided by the Executive during the time period prior to the termination of the Term (without giving effect to early termination). In addition, subject to his not becoming eligible to receive similar benefits elsewhere on similar terms, for the period of the Term that remains, the Company shall maintain in effect all employee benefits (excluding any incentive compensation program) to which the Executive was entitled at any time during the six months preceding such termination. The Stock Option Award Agreement sets forth the rights of the Executive and the Company with respect to the stock options referred to therein upon termination by the Executive of his employment for Good Reason.

         (f) For the purpose of Sections 8(a), 8(b) and 8(c), if and to the extent that the Executive's employment terminates other than on an anniversary of the Commencement Date, the amounts of the Base Salary and the Annual Bonus accrued for the year of termination will each be determined by prorating the respective annual amounts on a daily basis using a fraction of which the numerator is the number of days elapsed in the year during which employment of the Executive was terminated and the denominator of which is 365.

    9. NONDISCLOSURE.

         (a) Except as required in order to perform his obligations under this Agreement, the Executive shall not, without the prior written consent of the Company, directly or indirectly, disclose or divulge to any other person or entity any of the Company's Confidential Information or Trade Secrets at any time (during or after the Executive's employment) during which such data or information continues to constitute Confidential Information or a Trade Secret. Except for his attorney, accountant, financial advisor or spouse or other family member, the Executive shall not disclose or divulge to any other person (particularly to any other employee) any material terms of the Executive's compensation under this Agreement. Upon any termination or expiration of his employment, the Executive will promptly deliver to the Company all data, lists, information, memoranda, documents and other property belonging to the Company or containing Confidential Information or Trade Secrets of the Company other than his personal name and address list and any documents relating to his own employment or benefits. Following expiration of the Term of this Agreement (not including early termination pursuant to


                                       6
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Section 8), or any termination without Cause, the Executive may disclose his salary, bonus and benefits hereunder to prospective employers.

         (b) The obligations set forth in this Section shall not be applicable to any information which: (i) the Company has authorized the Executive in writing to publicly disclose, copy or use, to the extent of such authorization;
(ii) is generally known or becomes part of the public domain through no fault of the Executive; (iii) is disclosed to the Company by third parties without restrictions on disclosure; or (iv) is required to be disclosed in the context of any administrative or judicial proceedings; PROVIDED, that, if the Executive is required or becomes legally compelled to disclose any Confidential Information or Trade Secrets that are legally required, he will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information to be disclosed.

    10. RESTRICTIVE AGREEMENTS.

         (a) During the Restricted Period, the Executive will not, anywhere in the United States, directly or indirectly, without the prior written consent of the Company, provide services with or without pay, own, manage, operate, join, control, participate in or be connected as a stockholder, partner or otherwise with any business, individual, partner, firm, corporation or other entity that competes, directly or indirectly, anywhere in the world, with any business of the Company in which the Company was engaged or in which the Company was planning to become engaged during the period of the Executive's employment with the Company; PROVIDED, that the Executive shall be permitted to acquire up to 3% of the outstanding capital stock or voting securities of any business or corporation whose securities are traded on a securities exchange or in an over-the-counter market (such as NASDAQ) in the United States or otherwise.

         (b) During the Restricted Period, the Executive will not, directly or indirectly, without the prior written consent of the Company, solicit or induce, or attempt to solicit or induce, any employee or other personnel of the Company (other than an assistant to the Executive) to terminate, alter or lessen that person's affiliation with the Company or to violate the terms of any agreement or understanding with the Company.

         (c) The obligations of the Executive under Sections 10(a) and 10(b) shall terminate if the Company terminates the Executive's employment under this Agreement without Cause or if the Executive terminates his employment for Good Reason.

         (d) The Executive hereby acknowledges that (i) the activities in which he may not engage during the Restricted Period do not unreasonably restrict his ability to earn a livelihood or impose any hardship; (ii) the restrictions set forth in subsections (a) and (b) of this Section are reasonable and necessary to protect the Company; (iii) he is experienced and sophisticated with respect to employment relations; (iv) he has reviewed this Agreement with or without counsel's advice, as he chooses, including, without limitation, this Section 10; and (v) he fully understands all of the provisions of this Agreement, including without limitation, this Section 10.

    11. REPRESENTATIONS AND WARRANTIES.


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         (a) The Executive hereby represents and warrants that (i) he has the right to enter into this Agreement with the Company and to grant the rights contained in this Agreement, and (ii) the provisions of this Agreement do not violate any other contracts or agreements that the Executive has entered into with any other individual or entity.

         (b) The Company represents that (i) it has the corporate right and authority to enter into this Agreement with the Executive and to grant the options and other rights contained in this Agreement; (ii) the provisions of this Agreement do not violate any other contracts or agreements that the Company has entered into with any other party; (iii) all corporate action necessary to authorize the Company to enter into and carry out this Agreement have been taken; and (iv) no provision of this Agreement violates the Articles of Incorporation or Bylaws of the Company or requires the consent of any other party, whether governmental or otherwise; PROVIDED, that the Executive acknowledges that the Stock Plan is scheduled to be submitted to the shareholders of the Company for their approval at the 2000 Annual Meeting of Shareholders to be held prior to May 27, 2000.

    12. SERVICES UNIQUE. The services to be rendered by the Executive under the terms of this Agreement are of a unique, special and extraordinary nature, and of a peculiar value, the loss of which may not be reasonably or adequately compensated in damages in any action at law, and that a breach by the Executive may cause the Company irreparable injury and damage. It is agreed that the Company, in addition to any other remedies, shall be entitled to seek injunctive and other equitable relief to enforce its rights under, and to prevent a breach of, this Agreement by the Executive.

    13. INDEMNIFICATION. The Executive shall be indemnified by the Company to the maximum extent permitted by applicable law and as provided by Article IX of the Company's Bylaws. The Executive shall be entitled to coverage under the Company's director and officer liability insurance policy to the extent that such coverage is provided to other officers of the Company. The provisions of this Section 13 shall survive the termination or expiration of this Agreement.

    14. NOTICE AND CURE OF BREACH. Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period, unless a longer period to correct such breach is specifically provided hereunder.

    15. ASSIGNABILITY; ETC. This Agreement shall be nondelegable and nonassignable by the Executive. This Agreement shall be assignable by the Company to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other persons to which the Company transfers all or substantially all of the assets and business of the Company. All of the terms and


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provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns.

    16. Notices. Any notice pertaining to this Agreement shall be in writing and shall be served by delivering said notice (i) by hand, (ii) by overnight mail by a recognized overnight courier service such as Federal Express, (iii) by sending it by certified mail, postage prepaid, return receipt requested, or (iv) by confirmed telefax, with notice confirmed to the Executive at the address first stated above, with a copy to:

                  Nutter, McClennen & Fish
                  One International Place
                  Boston, MA  02110-2699
                  Fax No.:  (617) 973-9748
                  Attention:  Robert L. Ullmann, Esq.

                  or if to the Company at:

                  375 Greenwich Street
                  New York, New York  10013
                  Attn:  Secretary
                  Fax No.:  (212) 941-3853

                  with a courtesy copy to:

                  McGuire Woods, LLP
                  9 West 57th Street, Suite 1620
                  New York, New York  10019
                  Fax No.:  (212) 319-5466
                  Attn:  William A. Newman, Esq.

If notice is mailed, such notice shall be effective two business days after mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission or by overnight courier, it shall be effective upon receipt. The address for notice may be changed by notice given to the other party pursuant to this Section.

    17. DEFINITIONS. As used in this Agreement:

         "Affiliate" means any company controlling, controlled by or under common control with the Company.

         "Calendar Year" means the twelve months ending December 31 in which any part of the Term falls.


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         "Cause" means:

              (i) conviction of a felony (other than an offense related to the operation of an automobile that results only in a fine or other noncustodial penalty) or of any crime arising out of any material fraud or act of dishonesty against the Company;

              (ii) repeated failure to perform material services required under this Agreement;

              (iii) willful misconduct or gross negligence in the performance of duties;

              (iv) gross disregard or willful violation of the legal rights of any employees of the Company or of the Company's written policies regarding harassment or discrimination; or

              (v) a material breach of the material provisions of this Agreement (including, but not limited to, any breach of Sections 9, 10(a), 10(b) or 11(a)).

         "Confidential Information" of the Company shall mean any valuable, competitively sensitive data and information related to the Company's business other than Trade Secrets that are not generally known by or readily available to the Company's competitors, including, among other things, that which relates to services performed by the Executive for the Company, or was created or obtained by the Executive while performing services for the Company or by virtue of the Executive's relationship with the Company.

         "Good Reason" means the occurrence of any of the following:

              (i) the Executive is demoted or removed from, or does not continue to hold, the positions or offices described in Section 1(a) hereto; or

              (ii) the assignment to the Executive without his consent of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as chief executive officer, or any other action by the Company which results in a diminution in position, authority, duties or responsibilities from the position, authority, duties or responsibilities of a chief executive officer of a company similar in size, capital structure and business to the Company, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith;

              (iii) the Company fails to pay or provide when due (or reduces) the Base Salary or benefits to which the Executive is entitled hereunder, which failure is not cured (or which reduction is not corrected) within 15 days after the receipt by the Company from the Executive of his written notice referring to this provision and describing such failure (or reduction).

         "Restricted Period" means the Term; PROVIDED, that if the Company has terminated the Term for Cause or if the Executive has terminated the Term by voluntarily resignation prior to the expiration of the Term, the Restricted Period shall also include the 12 months following the date on which the Term in fact was terminated by the Company or the Executive, as the case may be.

         "Term" means the term of the Executive's employment under this Agreement as provided in Section 4.

         "Trade Secrets" means information or data of the Company, including but not limited to technical or non-technical data, compilations, programs, devices, methods, techniques, processes, financial data and financial plans, that (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting the Executive's obligations under this Agreement.

    18. WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

    19. MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed under the laws and decisions of the State of New York applicable without regard to the principles of conflicts of laws. The parties to this Agreement agree that the state or federal courts in the State of New York shall have personal jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any matter or controversy arising from or with respect to this Agreement. Service of a summons and complaint concerning any such matter or controversy may, in addition to any other lawful means, be effected by sending a copy of such summons and complaint by certified mail to the party to be served as specified in Section 16 of this Agreement or at such other address as the party to be served shall have provided in writing to the other from time to time in accordance with Section 16.

         (b) To the extent permitted by law, the Executive and the Company irrevocably waive any objection which he or it may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the State of New York, and to the extent permitted by law, the Executive and the Company hereby further irrevocably waive any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

         (c) This Agreement and the Stock Option Award Agreement contain the entire understanding of the parties to this Agreement with respect to the subject matter of this


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

Agreement and supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth in this Agreement.

         (d) This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

         (e) Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

         (f) A waiver by either party of any Section, term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such Section, term or condition for the future or of any subsequent breach thereof, and any such waiver must be in writing, signed by the party to be charged. All rights and remedies contained in this Agreement are cumulative, and none of them shall be construed so as to limit any other right or remedy of either party.

         (g) The headings and titles to the Sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provisions of this Agreement.

         (h) All references to Sections and Exhibits shall be to sections of and exhibits attached to this Agreement.

    20. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

    21. LEGAL FEES. The Company shall pay to the Executive reasonable legal fees and expenses incurred by the Executive in the negotiation of this Agreement.


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         If the foregoing accurately reflects the Executive's understanding, please countersign and return one copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between the Executive and the Company.

                                    Sincerely yours,

                                    ON2.COM INC.
                                    (a Colorado corporation)

                                    By:      __________________________________
                                    Name:    __________________________________
                                    Title:   __________________________________


                                       ----------------------------------------
                                             Douglas A. McIntyre

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